UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2022
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosures

On May 24, 2022, FedNat Holding Company (the “Company”) announced the transaction described under Item 8.01 of this Current Report on Form 8-K. The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events

On May 23, 2022, the Company’s wholly owned insurance carriers, FedNat Insurance Company (“FNIC”), Maison Insurance Company (“MIC”) and Monarch National Insurance Company (“MNIC,” and together with FNIC and MIC, the “Carriers”), received the approval of the Florida Office of Insurance Regulation (the “Florida OIR”) for a transaction (the “MNIC Transaction”) pursuant to which a group of investors managed by Hale Partnership Capital Management LLC (the “Hale Investors”) will invest $15 million in MNIC in exchange for 60% of MNIC’s common stock. At the closing of the MNIC Transaction, the Company will also invest $10 million into MNIC, following which it will own the remaining 40% of MNIC’s common stock. MNIC will then assume approximately 83,000 insurance policies issued by FNIC, and the remaining policies issued by FNIC will be cancelled effective June 29, 2022. The parties anticipate closing the MNIC Transaction on June 1, 2022.

In connection with the MNIC Transaction, the parties entered into the following agreements:

•Master Restructure Agreement dated as of May 13, 2022 (the “Restructure Agreement”) among MNIC, FNIC, the Company and Hale Partnership Capital Management, LLC (“HPCM”), relating to the MNIC Transaction. The Restructure Agreement provides for the completion of certain matters prior to closing, which include, among other things, (a) the submission by the Hale Investors of the necessary application to acquire control of MNIC; (b) review by the parties of certain related party agreements between MNIC and certain other subsidiaries of the Company; (c) negotiations with the holders of the Company’s outstanding senior notes in the aggregate principal amount of $121,000,000 for approval of the MNIC Transaction and certain concessions, including the future redemption of a material portion of the principal amount of such notes at a discount; and (d) reconfirmation of MNIC’s Demotech rating. Pursuant to the Restructure Agreement, FNIC also will grant MNIC, effective as of the closing of the MNIC Transaction, a right of first refusal to assume FNIC’s flood book of business and its commercial general liability book in runoff.

•Stock Investment and Subscription Agreement dated as of May 13, 2022 (the “Subscription Agreement”) among the Hale Investors, FNIC, the Company and MNIC, pursuant to which the Hale Investors, in exchange for the $15 million investment, will purchase from MNIC 60% of MNIC’s common stock. The Subscription Agreement sets forth customary representations, warranties and covenants of the parties, as well as conditions to closing that include, among other things: (a) receipt of the third party and government consents described in the Restructure Agreement, (b) placement by MNIC of reinsurance for the 2022-2023 hurricane season, (c) agreement of the Florida Hurricane Catastrophe Fund (the “FHCF”) that the polices assumed by MNIC will count towards MNIC’s exposure for FHCF reinsurance purposes at June 30, 2022, (d) agreement by the parties as to the existing terms of, or mutually agreed amendments to, certain related party agreements between MNIC and certain other subsidiaries of the Company, and (e) other customary conditions to closing.

•Redemption Agreement dated as of May 13, 2022 between FNIC and MNIC (the “Redemption Agreement,” and together with the Restructure Agreement and the Subscription Agreement, the “Transaction Agreements”), pursuant to which MNIC will redeem from FNIC, simultaneously with the closing of the MNIC Transaction, its common stock (except for one share, which will be transferred by FNIC immediately after the closing) in exchange for a surplus note equal to 15% of the value of the surplus of MNIC as of the closing as agreed by the parties in accordance with the Subscription Agreement.

Following the completion of the transactions contemplated by the Transaction Agreements, the Hale Investors will own 60% of MNIC’s outstanding common stock and the Company will own 40% of MNIC’s outstanding common stock. At the closing, the Company and the Hale Investors will enter into a shareholders agreement governing the relative rights of the MNIC shareholders and pursuant to which the Company will have the right, among other things, to designate two members of MNIC’s five-member board of directors.

The foregoing descriptions of the Transaction Agreements are not complete and reference is hereby made to the copies of the Restructure Agreement, Subscription Agreement and Redemption Agreement filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and which are incorporated by reference herein.

Also at the closing of the MNIC Transaction, MNIC and HPCM will enter into a management agreement pursuant to which HPCM will provide MNIC with management services relating to financial, compliance, investment and cash management, tax and strategic planning matters for a management fee equal to 60 basis points on MNIC’s assets.

HPCM and its affiliates are, collectively, currently the largest shareholder of FNHC, and beneficially own in the aggregate 11.27% of the outstanding FNHC common stock (as to which they have filed a disclaimer of control affidavit with the Florida OIR). HPCM’s manager, Steven A. Hale II, is also serving as an advisor to the Strategic Review Committee of the Company’s Board of Directors.

Separately, on May 13, 2022, the Carriers received the approval of the Florida OIR for the early cancellation of approximately 56,000 FNIC Florida policies, 8,400 MNIC Florida policies, and 3,300 MIC policies.

_____________________________

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto are hereby intended to be furnished and, as provided in General Instruction B.2 of Form 8-K, such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

This Current Report on Form 8-K contains statements that may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally may be identified by the use of forward-looking terminology such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "forecast," "guidance," "indicate," "intend," "may," "might," "outlook," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," "will," "would," "will be," "will continue" or the negative thereof or other variations thereon or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond the Company's control. Management cautions that any such forward-looking statements are not guarantees of future performance, and readers cannot assume that such statements will be realized or that the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, the Company’s ability to close the transaction described herein, additional approvals of regulatory authorities and third parties, and the Company’s ability to make reinsurance purchases, as well as the risks and uncertainties discussed under “Risk Factors” in the Company's 2021 Form 10-K, as amended, discussed from time to time in the Company's reports filed with the Securities and Exchange Commission. These and other important factors may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.	Financial Statements and Exhibits.
The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K.

(d)	Exhibits.
10.1	Master Restructure Agreement dated as of May 13, 2022 among Monarch National Insurance Company, FedNat Insurance Company, FedNat Holding Company and Hale Partnership Capital Management, LLC
10.2
Stock Investment and Subscription Agreement dated as of May 13, 2022 among the Hale Investors (as defined therein), FedNat Insurance Company, FedNat Holding Company and Monarch National Insurance Company

10.3	Redemption Agreement dated as of May 13, 2022 between FedNat Insurance Company and Monarch National Insurance Company
99.1	FedNat Holding Company Press Release dated May 24, 2022
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: May 24, 2022	By:	/s/ Michael Braun

Name:	Michael Braun
Title:	Chief Executive Officer
(Principal Executive Officer)